FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Fund, Inc. (MYC), The BlackRock California Investment Quality Municipal Trust (RAA), BlackRock California Municipal Income Trust
      (BFZ), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Bond Trust (BZA)

2.    Issuer: Metropolitan Water Dist of Southern California

3.    Date of Purchase: 5/16/2007

4.    Underwriter from whom purchased: Bear Stearns

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.    Aggregate principal amount of purchased (out of total offering):
      50,255,000 out of 400,000,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 50,925,000 out of 400,000,000.

8.    Purchase price (net of fees and expenses): 106.443, 107.124, 109.90.

9.    Date offering commenced: 5/16/2007

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, OR are
            Eligible Municipal Securities, OR are securities
            sold in an Eligible Foreign Offering OR are
            securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                [X]   [ ]

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                            [X]   [ ]

      c.    The underwriting was a firm commitment
            underwriting.                                              [X]   [ ]

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                               [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                  [X]   [ ]

Approved: Waslter O'Connor                                         Date: 5/16/07

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES

1. Name of Purchasing Portfolio: BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Fund, Inc. (MYC), The BlackRock California Investment Quality Municipal Trust (RAA), BlackRock California Municipal Income Trust
      (BFZ), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Bond Trust (BZA)

2.    Issuer: Metropolitan Water Dist of Southern California

3.    Date of Purchase: 5/16/2007

4.    Underwriter from whom purchased: Bear Stearns

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.    Aggregate principal amount of purchased (out of total offering):
      50,255,000 out of 400,000,000.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 50,925,000 out of 400,000,000.

8.    Purchase price (net of fees and expenses): 106.443, 107.124, 109.90.

9.    Date offering commenced: 5/16/2007

10.   Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:                    YES    NO
                                                                       ---   ---

      a.    The securities are part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, OR are
            Eligible Municipal Securities, OR are securities
            sold in an Eligible Foreign Offering OR are
            securities sold in an Eligible Rule 144A
            Offering OR part of an issue of government
            securities.                                                [X]   [ ]

      b.    The securities were purchased prior to the end
            of the first day on which any sales were made,
            at a price that was not more than the price paid
            by each other purchaser of securities in that
            offering or in any concurrent offering of the
            securities (except, in the case of an Eligible
            Foreign Offering, for any rights to purchase
            required by laws to be granted to existing
            security holders of the Issuer) OR, if a rights
            offering, the securities were purchased on or
            before the fourth day preceding the day on which
            the rights offering terminated.                            [X]   [ ]

      c.    The underwriting was a firm commitment
            underwriting.                                              [X]   [ ]

      d.    The commission, spread or profit was reasonable
            and fair in relation to that being received by
            others for underwriting similar securities
            during the same period.                                    [X]   [ ]

      e.    In respect of any securities other than Eligible
            Municipal Securities, the issuer of such
            securities has been in continuous operation for
            not less than three years (including the
            operations of predecessors).                               [X]   [ ]

      f.    Has the affiliated underwriter confirmed that it
            will not receive any direct or indirect benefit
            as a result of BlackRock's participation in the
            offering?                                                  [X]   [ ]

Approved: Walter O'Connor                                          Date: 5/16/07